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                                                                     EXHIBIT 4.7

                              TRENWICK GROUP INC.

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                EXCHANGE CAPITAL SECURITIES GUARANTEE AGREEMENT

                          DATED AS OF           , 1997

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                               TABLE OF CONTENTS

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ARTICLE I DEFINITIONS AND INTERPRETATION................................................    1
  SECTION 1.1     Definitions and Interpretation........................................    1
ARTICLE II TRUST INDENTURE ACT..........................................................    4
  SECTION 2.1     Trust Indenture Act; Application......................................    4
  SECTION 2.2     List of Holders of Securities.........................................    4
  SECTION 2.3     Reports by Exchange Capital Securities Guarantee Trustee..............    4
  SECTION 2.4     Periodic Reports to Exchange Capital Securities Guarantee Trustee.....    4
  SECTION 2.5     Evidence of Compliance with Conditions Precedent......................    5
  SECTION 2.6     Events of Default; Waiver.............................................    5
  SECTION 2.7     Event of Default; Notice..............................................    5
  SECTION 2.8     Conflicting Interests.................................................    5
ARTICLE III POWERS, DUTIES AND RIGHTS OF THE EXCHANGE CAPITAL SECURITIES GUARANTEE
  TRUSTEE...............................................................................    5
  SECTION 3.1     Powers and Duties of the Exchange Capital Securities Guarantee
                  Trustee...............................................................    5
  SECTION 3.2     Certain Rights of Exchange Capital Securities Guarantee Trustee.......    7
  SECTION 3.3     Not Responsible for Recitals or Issuance of Exchange Capital
                  Securities Guarantee..................................................    8
ARTICLE IV EXCHANGE CAPITAL SECURITIES GUARANTEE TRUSTEE................................    8
  SECTION 4.1     Exchange Capital Securities Guarantee Trustee; Eligibility............    8
  SECTION 4.2     Appointment, Removal and Resignation of Exchange Capital Securities
                  Guarantee Trustee.....................................................    9
ARTICLE V GUARANTEE.....................................................................    9
  SECTION 5.1     Guarantee.............................................................    9
  SECTION 5.2     Waiver of Notice and Demand...........................................   10
  SECTION 5.3     Obligations Not Affected..............................................   10
  SECTION 5.4     Rights of Holders.....................................................   10
  SECTION 5.5     Guarantee of Payment..................................................   11
  SECTION 5.6     Subrogation...........................................................   11
  SECTION 5.7     Independent Obligations...............................................   11
ARTICLE VI LIMITATION OF TRANSACTION; SUBORDINATION.....................................   11
  SECTION 6.1     Limitation of Transactions............................................   11
  SECTION 6.2     Ranking...............................................................   12
ARTICLE VII TERMINATION.................................................................   12
  SECTION 7.1     Termination...........................................................   12
ARTICLE VIII INDEMNIFICATION............................................................   12
  SECTION 8.1     Exculpation...........................................................   12
  SECTION 8.2     Indemnification.......................................................   13
ARTICLE IX MISCELLANEOUS................................................................   13
  SECTION 9.1     Successors and Assigns................................................   13
  SECTION 9.2     Amendments............................................................   13
  SECTION 9.3     Notices...............................................................   14
  SECTION 9.4     Benefit...............................................................   15
  SECTION 9.5     Governing Law.........................................................   15
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                EXCHANGE CAPITAL SECURITIES GUARANTEE AGREEMENT

     This EXCHANGE CAPITAL SECURITIES GUARANTEE AGREEMENT (the "Exchange Capital
Securities Guarantee"), dated as of           , 1997, is executed and delivered
by Trenwick Group Inc., a corporation existing under the laws of the State of Delaware (the "Guarantor"), and The Chase Manhattan Bank, a New York banking corporation, as trustee (the "Exchange Capital Securities Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Exchange Capital Securities (as defined herein) of Trenwick Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Issuer").

     WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of January 31, 1997, executed by and among the Trustees (as defined therein) and the Guarantor, as Sponsor, the Issuer issued on January 31, 1997, one hundred ten thousand (110,000) 8.82% Subordinated Capital Income Securities (having an aggregate liquidation amount of one hundred ten million U.S. dollars ($110,000,000)) (collectively, the "Old Capital Securities") and in connection with an Exchange Offer (as defined in the Declaration) is executing and delivering this Exchange Capital Securities Guarantee for the benefit of the holders of the 8.82% Exchange Subordinated Capital Income Securities (collectively, the "Exchange Capital Securities"); and

     WHEREAS, as incentive for the Holders (as defined herein) to exchange their Old Capital Securities for an equal aggregate liquidation amount of Exchange Capital Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Exchange Capital Securities Guarantee, to pay to the Holders of the Exchange Capital Securities the Guarantee Payments (as defined below). The Guarantor agrees to make certain other payments on the terms and conditions set forth herein; and

     WHEREAS, the Guarantor executed and delivered on January 31, 1997 a guarantee agreement (the "Old Capital Securities Guarantee") with substantially identical terms to this Exchange Capital Securities Guarantee, for the benefit of the holders of the Old Capital Securities and a guarantee agreement ("Common Securities Guarantee"), with substantially identical terms to this Exchange Capital Securities Guarantee, for the benefit of the holders of the Common Securities (as defined herein), except that if an Event of Default (as defined in the Declaration) has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments under the Common Securities Guarantee are subordinated, to the extent and in the manner set forth in the Common Securities Guarantee, to the rights of Holders of Exchange Capital Securities and the Old Capital Securities to receive Guaranty Payments under this Exchange Capital Securities Guarantee and the Old Capital Securities Guarantee, as the case may be.

     NOW, THEREFORE, in consideration of the exchange by each Holder of its Old Capital Securities for Exchange Capital Securities, which exchange the Guarantor hereby acknowledges shall benefit the Guarantor, the Guarantor executes and delivers this Exchange Capital Securities Guarantee for the benefit of the Holders.
                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

SECTION 1.1  Definitions and Interpretation

     In this Exchange Capital Securities Guarantee, unless the context otherwise requires:

          (a) Capitalized terms used in this Exchange Capital Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

          (b) Terms defined in the Declaration as at the date of execution of this Exchange Capital Securities Guarantee have the same meaning when used in this Exchange Capital Securities Guarantee unless otherwise defined in this Exchange Capital Securities Guarantee;

          (c) a term defined anywhere in this Exchange Capital Securities Guarantee has the same meaning throughout;
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          (d) all references to "the Exchange Capital Securities Guarantee" or
     "this Exchange Capital Securities Guarantee" are to this Exchange Capital Securities Guarantee as modified, supplemented or amended from time to time;

          (e) all references in this Exchange Capital Securities Guarantee to Articles and Sections are to Articles and Sections of this Exchange Capital Securities Guarantee, unless otherwise specified;

          (f) a term defined in the Trust Indenture Act of 1939, as amended ("Trust Indenture Act") has the same meaning when used in this Exchange Capital Securities Guarantee, unless otherwise defined in this Exchange Capital Securities Guarantee or unless the context otherwise requires; and

          (g) a reference to the singular includes the plural and vice versa.

     "Affiliate" has the meaning given to that term in Rule 405 under the Securities Act of 1933, as amended, or any successor rule thereunder.

     "Business Day" means any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

     "Exchange Capital Securities Guarantee Trustee" means The Chase Manhattan Bank, a New York banking corporation, until a Successor Exchange Capital Securities GuaranteeTrustee has been appointed and has accepted such appointment pursuant to the terms of this Exchange Capital Securities Guarantee and thereafter means each such Successor Exchange Capital Securities Guarantee Trustee.

     "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer.

     "Corporate Trust Office" means the office of the Exchange Capital Securities Guarantee Trustee at which the corporate trust business of the Exchange Capital Securities Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at The Chase Manhattan Bank, 55 Water Street, Room 234, North Building, New York, New York 10041.

     "Covered Person" means any Holder or beneficial owner of Exchange Capital Securities.

     "Debentures" means the series of subordinated debt securities of the Guarantor designated the 8.82% Junior Subordinated Deferrable Interest Debentures due February 1, 2037 held by the Property Trustee (as defined in the Declaration) of the Issuer.

     "Exchange Debentures" means the series of subordinated debt securities of the Guarantor designated the 8.82% Exchange Junior Subordinated Deferrable Interest Debentures due February 1, 2037 held by the Property Trustee (as defined in the Declaration) of the Issuer.

     "Event of Default" means a default by the Guarantor on any of its payments or other obligations under this Exchange Capital Securities Guarantee.

     "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Exchange Capital Securities, to the extent not paid by or on behalf of the Issuer: (i) any accumulated and unpaid Distributions (as defined in the Declaration) that are required to be paid on Exchange Capital Securities to the extent the Issuer has funds on hand legally available therefor at such time, (ii) the applicable Redemption Price (as defined in Annex I to the Declaration) with respect to Exchange Capital Securities called for redemption, to the extent the Issuer has funds on hand legally available therefor at such time and (iii) upon a voluntary or involuntary termination and liquidation of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Exchange Capital Securities as provided in the Declaration), the lesser of (a) the Liquidation Distribution (as defined in the Declaration) and (b) the amount of assets of the Issuer remaining available for distribution to Holders to the extent the Trust has funds on hand legally available therefore at such time. If an Event of Default (as defined in the Indenture) has occurred and is continuing, no guarantee payments under the Common Securities Guarantee with respect to the Common Securities shall be made until the Holders of Exchange Capital Securities and the Old Capital

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Securities shall be paid in full the Guarantee Payments to which they are entitled under this Exchange Capital Securities Guarantee and the Old Capital Securities Guarantee, as the case may be.

     "Holder" means any holder, as registered on the books and records of the Issuer, of any Exchange Capital Securities; provided, however, that, in determining whether the holders of the requisite percentage of all Exchange Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

     "Indemnified Person" means the Exchange Capital Securities Guarantee Trustee, any Affiliate of the Exchange Capital Securities Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Exchange Capital Securities Guarantee Trustee.

     "Indenture" means the Indenture, dated as of January 31, 1997, between the Guarantor (the "Debenture Issuer") and The Chase Manhattan Bank, as trustee, pursuant to which the Debentures are to be issued to the Property Trustee.

     "Majority in Liquidation Amount of the Capital Securities" means, except as provided by the Trust Indenture Act, a vote by Holder(s) of all Exchange Capital Securities, voting separately as a class, of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all Exchange Capital Securities.

     "Officers' Certificate" means, with respect to any person, a certificate signed by the Chairman, a Vice Chairman, the Chief Executive Officer, the President, a Vice President (however designated), the Secretary or an Assistant Secretary of the Guarantor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Exchange Capital Securities Guarantee shall include:

          (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

          (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Certificate;

          (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

     "Other Debentures" means only those junior subordinated debentures issued by the Guarantor from time to time and sold to trusts to be established by the Guarantor (if any), which are in each case similar to the Issuer.

     "Other Guarantees" means any guarantee now or hereafter to be entered into by the Guarantor in respect to any capital securities or common securities of any trust similar to the Issuer, or of any trustee of such trust, or of a partnership or other entity affiliated with the Guarantor that is a financing vehicle of the Guarantor.

     "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Responsible Officer" when used with respect to the Exchange Capital Securities Guarantee Trustee, means any officer of the Exchange Capital Securities Guarantee Trustee with direct responsibility for the administration of this Exchange Capital Securities Guarantee and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

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     "Successor Exchange Capital Securities Guarantee Trustee" means a successor
Exchange Capital Securities Guarantee Trustee possessing the qualifications to act as Exchange Capital Securities Guarantee Trustee under Section 4.1.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                                   ARTICLE II

                              TRUST INDENTURE ACT

SECTION 2.1  Trust Indenture Act; Application

     This Exchange Capital Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Exchange Capital Securities Guarantee and shall, to the extent applicable, be governed by such provisions; and if and to the extent that any provision of this Exchange Capital Securities Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 2.2  List of Holders of Securities

     (a) The Guarantor shall provide the Exchange Capital Securities Guarantee Trustee (unless the Exchange Capital Securities Guarantee Trustee is otherwise the registrar of the Exchange Capital Securities) with a list, in such form as the Exchange Capital Securities Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Exchange Capital Securities ("List of Holders") as of such date, (i) within one Business Day after each record date, and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Exchange Capital Securities Guarantee Trustee; provided, that the Guarantor shall not be obligated to provide such List of Holders at any time when the List of Holders does not differ from the most recent List of Holders given to the Exchange Capital Securities Guarantee Trustee by the Guarantor. The Exchange Capital Securities Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

     (b) The Exchange Capital Securities Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

SECTION 2.3  Reports by Exchange Capital Securities Guarantee Trustee

     Within 60 days after May 15 of each year, commencing May 15, 1997, the Exchange Capital Securities Guarantee Trustee shall provide to the Holders of the Exchange Capital Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by
Section 313 of the Trust Indenture Act. The Exchange Capital Securities Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

SECTION 2.4  Periodic Reports to Exchange Capital Securities Guarantee Trustee

     The Guarantor shall provide to the Exchange Capital Securities Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Exchange Capital Securities Guarantee Trustee is for informational purposes only and the Exchange Capital Securities Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Exchange Capital Securities Guarantee Trustee is entitled to rely exclusively on Officers' Certificates).

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SECTION 2.5  Evidence of Compliance with Conditions Precedent

     The Guarantor shall provide to the Exchange Capital Securities Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Exchange Capital Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

SECTION 2.6  Events of Default; Waiver

     The Holders of a Majority in Liquidation Amount of Exchange Capital Securities may, by vote, on behalf of the holders of all of the Exchange Capital Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Exchange Capital Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 2.7  Event of Default; Notice

     (a) The Exchange Capital Securities Guarantee Trustee shall, within 90 days after the occurrence of a default with respect to this Exchange Capital Securities Guarantee known to a Responsible Officer of the Exchange Capital Securities Guarantee Trustee, mail by first class postage prepaid, to all Holders of the Exchange Capital Securities, notices of all defaults actually known to a Responsible Officer of the Exchange Capital Securities Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that, except in the case of default in the payment of any Guarantee Payment, the Exchange Capital Securities Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Exchange Capital Securities Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the holders of the Exchange Capital Securities.

     (b) The Exchange Capital Securities Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Exchange Capital Securities Guarantee Trustee shall have received written notice, or a Responsible Officer of the Exchange Capital Securities Guarantee Trustee charged with the administration of the Declaration shall have obtained actual knowledge, of such Event of Default.

SECTION 2.8  Conflicting Interests

     The Declaration shall be deemed to be specifically described in this Exchange Capital Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                  ARTICLE III

                        POWERS, DUTIES AND RIGHTS OF THE
                 EXCHANGE CAPITAL SECURITIES GUARANTEE TRUSTEE

SECTION 3.1  Powers and Duties of the Exchange Capital Securities Guarantee
Trustee

     (a) This Exchange Capital Securities Guarantee shall be held by the Exchange Capital Securities Guarantee Trustee for the benefit of the Holders, and the Exchange Capital Securities Guarantee Trustee shall not transfer this Exchange Capital Securities Guarantee to any Person except a Holder exercising his or her rights pursuant to Section 5.4(b) or to a Successor Exchange Capital Securities Guarantee Trustee upon acceptance by such Successor Exchange Capital Securities Guarantee Trustee of its appointment to act as Successor Exchange Capital Securities Guarantee Trustee. The right, title and interest of the Exchange Capital Securities Guarantee Trustee shall automatically vest in any Successor Exchange Capital Securities Guarantee Trustee, and such vesting and succession of title shall be effective whether or not documents have

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been executed and delivered pursuant to the appointment of such Successor
Exchange Capital Securities Guarantee Trustees.

     (b) If an Event of Default actually known to a Responsible Officer of the Exchange Capital Securities Guarantee Trustee has occurred and is continuing, the Exchange Capital Securities Guarantee Trustee shall enforce this Exchange Capital Securities Guarantee for the benefit of the Holders.

     (c) The Exchange Capital Securities Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Exchange Capital Securities Guarantee, and no implied covenants shall be read into this Exchange Capital Securities Guarantee against the Exchange Capital Securities Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Exchange Capital Securities Guarantee Trustee, the Exchange Capital Securities Guarantee Trustee shall exercise such of the rights and powers vested in it by this Exchange Capital Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (d) No provision of this Exchange Capital Securities Guarantee shall be construed to relieve the Exchange Capital Securities Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, to its own willful misconduct, except that:

          (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

             (A) the duties and obligations of the Exchange Capital Securities Guarantee Trustee shall be determined solely by the express provisions of this Exchange Capital Securities Guarantee, and the Exchange Capital Securities Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Exchange Capital Securities Guarantee, and no implied covenants or obligations shall be read into this Exchange Capital Securities Guarantee against the Exchange Capital Securities Guarantee Trustee; and

             (B) in the absence of bad faith on the part of the Exchange Capital Securities Guarantee Trustee, the Exchange Capital Securities Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Exchange Capital Securities Guarantee Trustee and conforming to the requirements of this Exchange Capital Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Exchange Capital Securities Guarantee Trustee, the Exchange Capital Securities Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Exchange Capital Securities Guarantee;

          (ii) the Exchange Capital Securities Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Exchange Capital Securities Guarantee Trustee, unless it shall be proved that the Exchange Capital Securities Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

          (iii) the Exchange Capital Securities Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders, of the Majority in Liquidation Amount of the Exchange Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Exchange Capital Securities Guarantee Trustee, or exercising any trust or power conferred upon the Exchange Capital Securities Guarantee Trustee under this Exchange Capital Securities Guarantee; and

          (iv) no provision of this Exchange Capital Securities Guarantee shall require the Exchange Capital Securities Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability

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

     in the performance of any of its duties or in the exercise of any of its rights or powers, if the Exchange Capital Securities Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Exchange Capital Securities Guarantee or indemnity, reasonably satisfactory to the Exchange Capital Securities Guarantee Trustee, against such risk or liability is not reasonably assured to it.

SECTION 3.2  Certain Rights of Exchange Capital Securities Guarantee Trustee

     (a) Subject to the provisions of Section 3.1:

          (i) The Exchange Capital Securities Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or documents reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          (ii) Any direction or act of the Guarantor contemplated by this Exchange Capital Securities Guarantee may be sufficiently evidenced by an Officers' Certificate.

          (iii) Whenever, in the administration of this Exchange Capital Securities Guarantee, the Exchange Capital Securities Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Exchange Capital Securities Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request evidence as to such matter from the Guarantor, which evidence shall be promptly delivered by the Guarantor.

          (iv) The Exchange Capital Securities Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

          (v) The Exchange Capital Securities Guarantee Trustee may consult with counsel of its selection, and the advise or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Exchange Capital Securities Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Exchange Capital Securities Guarantee from any court of competent jurisdiction.

          (vi) The Exchange Capital Securities Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Exchange Capital Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Exchange Capital Securities Guarantee Trustee such security and indemnity, reasonably satisfactory to the Exchange Capital Securities Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Exchange Capital Securities Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Exchange Capital Securities Guarantee Trustee; provided that, nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Exchange Capital Securities Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Exchange Capital Securities Guarantee in the case of an Event of Default.

          (vii) The Exchange Capital Securities Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Exchange Capital Securities Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

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          (viii) The Exchange Capital Securities Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Exchange Capital Securities Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          (ix) Any action taken by the Exchange Capital Securities Guarantee Trustee or its agents hereunder shall bind the Holders, and the signature of the Exchange Capital Securities Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Exchange Capital Securities Guarantee Trustee so to act or as to its compliance with any of the terms and provisions of this Exchange Capital Securities Guarantee, both of which shall be conclusively evidence by the Exchange Capital Securities Guarantee Trustee's or its agent's taking such action.

          (x) Whenever in the administration of this Exchange Capital Securities Guarantee the Exchange Capital Securities Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Exchange Capital Securities Guarantee Trustee (i) may request instructions from the Holders of the Majority in Liquidation Amount of the Exchange Capital Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

          (xi) The Exchange Capital Securities Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Exchange Capital Securities Guarantee.

     (b) No provision of this Exchange Capital Securities Guarantee shall be deemed to impose any duty or obligation on the Exchange Capital Securities Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Exchange Capital Securities Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Exchange Capital Securities Guarantee Trustee shall be construed to be a duty.

SECTION 3.3 Not Responsible for Recitals or Issuance of Exchange Capital Securities Guarantee

     The recitals contained in this Exchange Capital Securities Guarantee shall be taken as the statements of the Guarantor, and the Exchange Capital Securities Guarantee Trustee does not assume any responsibility for their correctness. The Exchange Capital Securities Guarantee Trustee makes no representation as to the validity or sufficiency of this Exchange Capital Securities Guarantee.

                                   ARTICLE IV

                 EXCHANGE CAPITAL SECURITIES GUARANTEE TRUSTEE

SECTION 4.1  Exchange Capital Securities Guarantee Trustee; Eligibility

     (a) There shall at all times be an Exchange Capital Securities Guarantee Trustee which shall:

          (i) not be an Affiliate of the Guarantor; and

          (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this
     Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     (b) If at any time the Exchange Capital Securities Guarantee Trustee shall cease to be eligible so to act under Section 4.1(a), the Exchange Capital Securities Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

     (c) If the Exchange Capital Securities Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Exchange Capital Securities Guarantee Trustee and the Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 4.2 Appointment, Removal and Resignation of Exchange Capital Securities Guarantee Trustee

     (a) Subject to Section 4.2(b), the Exchange Capital Securities Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except during an Event of Default.

     (b) The Exchange Capital Securities Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Exchange Capital Securities Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Exchange Capital Guarantee Trustee and delivered to the Guarantor.

     (c) The Exchange Capital Securities Guarantee Trustee shall hold office until a Successor Exchange Capital Securities Guarantee Trustee shall have been appointed or until its removal or resignation. The Exchange Capital Securities Guarantee Trustee may resign from office (without the need for prior or subsequent accounting) by an instrument in writing executed by the Exchange Capital Securities Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Exchange Capital Securities Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Exchange Capital Securities Guarantee Trustee and delivered to the Guarantor and the resigning Exchange Capital Securities Guarantee Trustee.

     (d) If no Successor Exchange Capital Securities Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery of an instrument of removal or resignation, the Exchange Capital Securities Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Exchange Capital Securities Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Exchange Capital Securities Guarantee Trustee.

     (e) No Exchange Capital Securities Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Exchange Capital Securities Guarantee Trustee.

     (f) Upon termination of this Exchange Capital Securities Guarantee or removal or resignation of the Exchange Capital Securities Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Exchange Capital Securities Guarantee Trustee all amounts due to the Exchange Capital Securities Guarantee Trustee accrued to the date of such termination, removal or resignation.

                                   ARTICLE V

                                   GUARANTEE

SECTION 5.1  Guarantee

     The Guarantor fully, irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert other than the defense of payment.

The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

SECTION 5.2  Waiver of Notice and Demand

     The Guarantor hereby waives notice of acceptance of this Exchange Capital Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.3  Obligations Not Affected

     The obligations, covenants, agreements and duties of the Guarantor under this Exchange Capital Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Exchange Capital Securities to be performed or observed by the Issuer;

          (b) the extension of time for the payment by the Issuer of all or portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Exchange Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Exchange Capital Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution of other sum payable that results from the extension of any interest payment period on the debentures permitted by the Indenture);

          (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Exchange Capital Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

          (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

          (e) any invalidity of, or defect or deficiency in, the Exchange Capital Securities;

          (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

          (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

     There shall be no obligation of the Holders to give notice to, or to obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.4  Rights of Holders

     (a) The Holders of the Majority in Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Exchange Capital Securities Guarantee Trustee in respect of this Exchange Capital Securities Guarantee or exercising any trust or power conferred upon the Exchange Capital Securities Guarantee Trustee under this Exchange Capital Securities Guarantee.

     (b) If the Exchange Capital Securities Guarantee Trustee fails to enforce this Exchange Capital Securities Guarantee, any Holder of Exchange Capital Securities may institute a legal proceeding directly against the Guarantor to enforce the Exchange Capital Securities Guarantee Trustee's rights under this

Exchange Capital Securities Guarantee, without first instituting a legal proceeding against the Issuer, the Exchange Capital Securities Guarantee Trustee or any person or entity. The Guarantor waives any right or remedy to require that any action be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

SECTION 5.5  Guarantee of Payment

     This Exchange Capital Securities Guarantee creates a guarantee of payment and not of collection.

SECTION 5.6  Subrogation

     The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Exchange Capital Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Exchange Capital Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Exchange Capital Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 5.7  Independent Obligations

     The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Exchange Capital Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Exchange Capital Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 thereof.

                                   ARTICLE VI

                    LIMITATION OF TRANSACTION; SUBORDINATION

SECTION 6.1  Limitation of Transactions

     So long as any Exchange Capital Securities remain outstanding, if at any time (i) there shall have occurred any event of which the Guarantor has actual knowledge that (x) is, or with the giving of notice or the lapse of time, or both, would constitute an Event of Default and (y) in respect of which the Guarantor shall not have taken reasonable steps to cure, (ii) the Guarantor shall be in default with respect to its payment of any obligations under this Exchange Capital Securities Guarantee and the Debentures held by the Property Trustee, or (iii) the Guarantor shall have given notice of its election of the exercise of its right to defer payment of interest pursuant to Section 16.01 of the Indenture and any such extension shall be continuing, then the Guarantor shall not;

          (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to any of the Guarantor's capital stock (which includes common and preferred stock);

          (2) make any payment of principal, premium, if any, or interest on or repay or repurchase or redeem any debt securities of the Guarantor (including any Other Debentures) that rank pari passu with or junior in right of payment to the Debentures; or

          (3) make any guarantee payments with respect to any guarantee by the Guarantor of the debt securities of any subsidiary of the Guarantor (including Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Debentures other than (a) dividends or distributions in shares of, or options, warrants, rights to subscribe for or purchase shares of common stock of the Guarantor, (b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Exchange Capital Securities Guarantee, (d) as a direct result of, and only to the extent necessary to avoid the issuance of fractional shares of the Guarantor's capital stock following, a reclassification of the Guarantor's capital stock or the exchange or the conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock, (e) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Guarantor's benefit plans for its directors, officers or employees or any of the Guarantor's dividend reinvestment plans.

SECTION 6.2  Ranking

     This Exchange Capital Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor (other than obligations in respect to Other Guarantees), (ii) pari passu with (A) the most senior preferred or preference stock now or hereafter issued by the Guarantor, and (B) with any Other Guarantee, the Old Capital Securities Guarantee and the Common Securities Guarantee, and (iii) senior to the Guarantor's common stock.

                                  ARTICLE VII

                                  TERMINATION

SECTION 7.1  Termination

     This Exchange Capital Securities Guarantee shall terminate (i) upon full payment of the Redemption Price (as defined in the Declaration) of all Exchange Capital Securities, or (ii) upon liquidation of the Issuer, the full payment of the amounts payable in accordance with the Declaration or the distribution of the Debentures to the Holders of all of the Exchange Capital Securities. Notwithstanding the foregoing, this Exchange Capital Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Exchange Capital Securities must restore payment of any sums paid under the Exchange Capital Securities or under this Exchange Capital Securities Guarantee.

                                  ARTICLE VIII

                                INDEMNIFICATION

SECTION 8.1  Exculpation

     (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Exchange Capital Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Exchange Capital Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

     (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinion, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Exchange Capital Securities might properly be paid.

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

SECTION 8.2  Indemnification

     (a) The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its power or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Exchange Capital Securities Guarantee.

     (b) Each Indemnified Person shall give prompt notice to the Guarantor of any action threatened commenced against it in respect of which any indemnity is sought hereunder, enclosing a copy of all papers served on, and notices and demands delivered to, such Indemnified Person, if any, but failure so to notify the Guarantor shall not relieve the Guarantor from any liability which it may have under this Section 8.2, except to the extent that it is materially prejudiced by such failure. The Guarantor shall be entitled to assume the defense of any such action or proceeding with counsel reasonably satisfactory to the Indemnified Person who shall not, except with the consent of the Indemnified Person, be counsel to the Guarantor. Upon assumption by the Guarantor of the defense of any such action or proceeding, the Indemnified Person shall have the right to participate in such action or proceeding and to retain its own counsel, but the Guarantor shall not be liable for any legal fees or expenses subsequently incurred by such Indemnified Person in connection with the defense thereof unless (i) the Guarantor has agreed to pay such fees and expenses, (ii) the Guarantor shall have failed to employ counsel reasonably satisfactory to the Indemnified Person in a timely manner, or (iii) the Indemnified Person shall have been advised by counsel (who shall not be employed by such Indemnified Person and who shall be reasonably satisfactory to the Guarantor) that such representation would constitute an actual or potential conflict of interests for counsel selected by the Guarantor. The Guarantor shall not consent to the terms of any compromise or settlement of any action defended by the Guarantor in accordance with the foregoing without the prior consent of the Indemnified Person, and the Indemnified Person shall not consent to the terms of any compromise or settlement of any action being defended by the Guarantor in accordance with the foregoing without the prior consent of the Guarantor. Notwithstanding the immediately preceding sentence, if at any time an Indemnified Person shall have requested the Guarantor to reimburse the Indemnified Person for fees and expenses of counsel as contemplated above, the Guarantor agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 business days after receipt by the Guarantor of the aforesaid request and (ii) the Guarantor shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.

                                   ARTICLE IX

                                 MISCELLANEOUS

SECTION 9.1  Successors and Assigns

     All guarantees and agreements contained in this Exchange Capital Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Exchange Capital Securities then outstanding.

SECTION 9.2  Amendments

     Except with respect to any changes that do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Exchange Capital Securities Guarantee may only be amended with the prior approval of the Holders of at least a Majority in Liquidation Amount of the Exchange Capital Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders of the Exchange Capital Securities apply to the giving of such approval.

SECTION 9.3  Notices

     All notices provided for in this Exchange Capital Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

          (a) If given to the Issuer, in care of the Administrative Trustees at the Issuer's mailing address set forth below (or such other address as to which the Issuer may give notice to the Holders of the Exchange Capital Securities):

              Trenwick Capital Trust I
               Metro Center
               One Station Place
               Stamford, Connecticut
               Attention: Chief Financial Officer
               Telecopy: (203) 353-5544

               with a copy to:

               Baker & McKenzie
               805 Third Avenue
               New York, New York 10022
               Attention: James R. Cameron, Esq.
               Telecopy: (212) 759-9133

          (b) If given to the Exchange Capital Securities Guarantee Trustee, at the Exchange Capital Securities Guarantee Trustee's mailing address set forth below (or such other address as to which the Exchange Capital Securities Guarantee Trustee may give notice to the Holders of the Exchange Capital Securities);

              The Chase Manhattan Bank
               55 Water Street, Room 234
               North Building
               New York, New York 10041
               Attention: Corporate Trust Administration
               Telecopy: (212) 638-7380

          (c) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as to which the Guarantor may give notice to the Holders of the Exchange Capital Securities):

              Trenwick Group Inc.
               Metro Center
               One Station Place
               Stamford, Connecticut 06902
               Attention: Jane T. Wiznitzer
                        Vice President - Legal Affairs
                        and Secretary

               Telecopy: (203) 353-5544

          (d) If given to any Holder of Exchange Capital Securities, at the address set forth on the books and records of the Issuer.

     All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery, such notice or other document shall be deemed to have been delivered on the date of such refusal.

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

SECTION 9.4  Benefit

     This Exchange Capital Securities Guarantee is solely for the benefit of the Holders of the Exchange Capital Securities and, subject to Section 3.1(a), is not separately transferable from the Exchange Capital Securities.

SECTION 9.5  Governing Law

     THIS EXCHANGE CAPITAL SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

     THIS EXCHANGE CAPITAL SECURITIES GUARANTEE is executed as of the day and year first above written.

                                          TRENWICK GROUP INC.,
                                          as Guarantor

                                          By:
                                            ------------------------------------
                                            James F. Billett, Jr.
                                            Chairman, President and Chief
                                              Executive Officer

                                          THE CHASE MANHATTAN BANK, as
                                          Exchange Capital Securities Guarantee
                                          Trustee

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                       15